UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2025

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Press Release

On July 2, 2025, SeaStar Medical Holding Corporation (the “Company”) issued a press release announcing that the Company had received confirmation from the Nasdaq that the Company evidenced compliance with the $2.5 million Minimum Stockholders' Equity Requirement. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 8.01 Other Events

The Company has confirmed in a letter dated July 1, 2025, that the Company has regained compliance with Nasdaq’s minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”). Nasdaq noted in its letter that to maintain compliance, the Company will have to raise additional funds, otherwise the Company will be below the Minimum Stockholders’ Equity Requirement by the end of July.

As previously disclosed by the Company in a Current Report on Form 8-K filed on March 11, 2025, the Company received a decision letter from the Nasdaq Hearings Panel (the “Panel”), granting the Company’s request to continue its listing on Nasdaq, subject to certain conditions. The Panel’s decision provided the Company with an exception until June 22, 2025, to demonstrate compliance with the Minimum Stockholders’ Equity Requirement for continued listing set forth in Nasdaq Listing Rule 5550(b).

Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a Mandatory Panel Monitor until July 1, 2026. If, within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds the Company again out of compliance with the Minimum Stockholders’ Equity Requirement, notwithstanding Nasdaq Listing Rule 5810(c)(2), the Company would not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff would not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor would the Company be afforded an applicable cure or compliance period pursuant to Nasdaq Listing Rule 5810(c)(3). Instead, the Staff would issue a “Delist Determination Letter” and the Company would have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated July 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	July 2, 2025	Name:	Eric Schlorff
		Title:	Chief Executive Officer